Exhibit 10.11

FIRST AMENDMENT TO

LICENSE AGREEMENT

This First Amendment to License Agreement (the “Amendment”) is effective as of February 21, 2017 and amends that certain License Agreement, dated March 17, 2015, (the “Agreement”) by and between NeuPharma, Inc. (“Licensor”) and Checkpoint Therapeutics, Inc. (“Checkpoint”). Licensor and Checkpoint are each referred to individually as a “Party” and together as the “Parties.”

BACKGROUND

A. Licensor and Fortress Biotech, Inc. (f/k/a Coronado Biosciences, Inc.) (“Fortress”) entered into the Agreement.

B. Fortress subsequently assigned to Checkpoint all of its right, title and interest in and to the Agreement pursuant to an Assignment and Assumption Agreement dated March, 17, 2015.

C. Checkpoint and Licensor now wish to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows:

1.	Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.

2.	Amendments.

a)	The introductory paragraph of the Agreement shall be amended by deleting “Coronado Biosciences, Inc., a Delaware corporation with its place of business at 3 Columbus Circle, 15th Floor, New York, New York 10019 (“Coronado”)” and replacing it with the following:

“Checkpoint Therapeutics, Inc., a Delaware corporation with its place of business at 2 Gansevoort Street, 9th Floor, New York, NY 10014 (“Checkpoint”)

b)	The Agreement shall be amended by deleting all references to Coronado and replacing them with “Checkpoint.”

c)	The Agreement shall be amended by adding the following new paragraph as the second paragraph of Section 2.1:

“Without limiting the rights granted to Checkpoint in the foregoing paragraph, Licensor hereby grants to Checkpoint and its Affiliates, and Checkpoint and its Affiliates hereby accept, a nonexclusive, royalty-free right and license (with the right to sublicense through multiple tiers of sublicensees in accordance with the provisions of Section 2.2) under the Licensor Technology to Develop and have Developed the Licensed Products in and for the Field in Thailand, and to import and use the Licensed Products in Thailand in connection with such Development.”

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d)	Article III of the Agreement shall be amended by adding the following new Section 3.8:

“3.8 Clinical Studies in Thailand. Notwithstanding anything to the contrary in this Agreement, Checkpoint shall (i) have sole responsibility for, and control over, clinical studies involving a Licensed Product that it sponsors in Thailand (including, without limitation clinical monitoring, provision of reports and communications with Regulatory Authorities) (the “Thailand Study(ies)”), (ii) provide Licensor with a copy of any final clinical study report that Checkpoint possesses for each such Thailand Study; (iii) own all Regulatory Filings in Thailand relating to Thailand Studies; and (iv) notify Licensor of Adverse Events and Serious Adverse Events occurring with respect to Thailand Studies in accordance with Section 4.5 hereof.

Notwithstanding the foregoing, upon (i) Checkpoint determining that it has completed any Thailand Study with respect to a Licensed Product, and (ii) written request by Licensor, Checkpoint shall, to the extent permitted by applicable laws, rules and regulations, use commercially reasonable efforts to transfer ownership of all Regulatory Filings in Thailand pertaining solely to such Thailand Studies to Licensor, provided that Licensor first agrees in writing to assume all obligations and liabilities associated with such Regulatory Filings. Prior to such assignment and assumption of Regulatory Filings, Licensor shall have a right of reference to such Regulatory Filings for use in the Licensor Territory, and following such assignment and assumption of Regulatory Filings, Licensor shall be entitled to use any such Regulatory Filings in the Licensor Territory. Checkpoint and its Sublicensees shall retain a right of reference to any such Regulatory Filing that is assigned to Licensor solely for use in the Territory.

To the extent permitted by applicable laws, rules and regulations, Checkpoint shall use commercially reasonable efforts to: (i) allow Licensor to be present at Checkpoint-attended meetings or teleconferences with Regulatory Authorities in Thailand, clinical investigators, or contract research organizations (“CRO(s)”) contracted by Checkpoint for Thailand Studies that Licensor in its sole discretion determines are material to the Development of the Licensed Product, provided that (a) such meetings or teleconferences pertain to Thailand Studies, (b) Licensor shall not actively participate (i.e., Licensor shall be an observer) in such meetings or teleconferences unless pre-approved in writing by Checkpoint, (ii) provide Licensor with periodic reports, by electronic mail or teleconferences, no less frequently than monthly, regarding Thailand Studies, which reports shall include data and findings in Checkpoint’s possession related to the Thailand Studies, (iii) promptly provide, but in no case less than ten (10) business days from Checkpoint’s receipt thereof, Licensor with copies of all communications it or its CRO provides to and receives from Regulatory Authorities in Thailand with respect to the Thailand Studies; and (iv) upon Licensor’s request, provide Licensor with view-only access to any clinical database for the Thailand Studies whether maintained by Checkpoint or any third party (including any CRO) on behalf of Checkpoint. Nothing in this Section 3.8 shall be deemed to provide Licensor with any authority or decision-making power regarding the Thailand Studies, which authority and decision-making power shall be retained solely by Checkpoint, provided that Checkpoint will consider in good faith comments and suggestions made by Licensor with respect to the Thailand Studies. For the avoidance of doubt, all information regarding the Thailand Studies shall be deemed Checkpoint’s Confidential Information, subject to Licensor’s right of reference to Regulatory Filings in Thailand for use in the Licensor Territory; provided, however, that upon assignment of Regulatory Filings in Thailand to Licensor as provided in Section 3.8, all information related to the applicable Thailand Studies shall be deemed both Parties’ Confidential Information (“Joint Information”).

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Notwithstanding anything to the contrary in this Agreement following such assignment, each Party shall have the right to:

(a) use and disclose Joint Information in connection with: (i) researching, Developing, having Developed, manufacturing, having manufactured, using, importing and Commercializing and having Commercialized the Licensed Products in the Field and in such Party’s respective territory (i.e., the Territory for Checkpoint and Licensor Territory for Licensor); (ii) complying with applicable laws, rules and regulations, (iii) filing, prosecuting, defending or otherwise obtaining and maintaining patents, and (iv) publishing the results of the applicable Thailand Studies; and

(b) without limiting the generality of the immediately preceding clause (a), disclose Joint Information: to (w) its Affiliates, (x) Third Parties involved or potentially involved in the research, Development, manufacture, use, or Commercialization of the Licensed Product (who may then further disclose the Joint Information to other such Third Parties), (y) its or its Affiliate’s actual or bona fide potential collaborators, manufacturers, licensees, licensors, sublicensees, investors, acquirers, merger or acquisition candidates, partners, lenders or financing sources, in each case for use of such information for business purposes relating to this Agreement or for due diligence in connection with potential development, manufacturing, commercialization, licensing, investment, merger or acquisition, loan or financing transactions and (z) Regulatory Authorities in such Party’s respective territory (i.e., the Territory for Checkpoint and Licensor Territory for Licensor) in connection with the research, Development, manufacture, use, or Commercialization of the Licensed Products.”

e)	The first sentence of Section 4.5 shall be amended to add the following new clause at the end:

“, provided, however, that Licensor shall not have such responsibility with respect to clinical studies involving a Licensed Product that Checkpoint sponsors in Thailand.”

f)	Section 10.4(e) of the Agreement shall be amended to add the following new clause at the end:

“; provided, however, that the transfer of any Regulatory Filings from any Thailand Studies shall not be contingent upon such written agreement, and shall be transferred to Licensor immediately on termination without payment or royalty obligation on Licensor.

g)	Section 11.8 of the Agreement shall be amended to delete Checkpoint’s notice address and replace it with the following:

“Checkpoint Therapeutics, Inc.

2 Gansevoort Street

9th Floor

New York, NY 10014

Attention: President”

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3.	No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver of the performance of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.

THIS AMENDMENT AND THE AGREEMENT AS AMENDED BY THIS AMENDMENT SET FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERCEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO.

4.	Miscellaneous. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ James Oliviero
Name:	James Oliviero
Title:	CEO

NEUPHARMA, INC.

By:	/s/ Shawn Qian
Name:	Shawn Qian
Title:	CEO

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